UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
September 15, 2006

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

_____________________________________________________________________________________________

Explanatory Note

            On September 18, 2006, Investors Real Estate Trust (“IRET”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Magnum Acquisition 8-K”) to report under Item 2.01 the acquisition by a wholly-owned special purpose subsidiary of IRET of a portfolio of nine office complexes (the “Magnum Portfolio”) for aggregate consideration totaling approximately $140.8 million.  On November 6, 2006, IRET filed a Current Report on Form 8-K/A (the “8-K/A Report”) to amend the Magnum Acquisition 8-K to provide financial information required under Rule 3-14 of Regulation S-X related to the Magnum Portfolio acquisition.

            IRET is now amending the 8-K/A Report to correct certain of the financial information previously provided in the 8-K/A Report.  This Amendment No. 1 to the 8-K/A Report is being filed to amend and restate Item 9.01 (b) of the 8-K/A Report, by withdrawing the Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 filed under Item 9.01(b) of the 8-K/A Report, and replacing it with the Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 filed herewith under Item 9.01(b) of this Amendment No. 1.   All other items of the 8-K/A Report remain unchanged.

            The Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 previously provided with the 8-K/A Report was prepared from the balance sheet of the IRET wholly-owned special purpose subsidiary that acquired the Magnum Portfolio (and, for the “Other Acquisition Adjustments” column, from the balance sheet of the IRET subsidiary that acquired the Quarry Ridge property).  However, the pro forma balance sheet should have been prepared on a consolidated basis.  The Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 filed herewith has been prepared on such basis, and accordingly, among other changes, the Magnum Portfolio Adjustments column shows an increase of approximately $55.9 million in Liabilities under the Minority Interest of Unit holders in Operating Partnership category, to reflect the issuance of approximately $55.9 in limited partnership units of IRET Properties to the sellers of the Magnum Portfolio; and an increase of approximately $31.6 million in cash, to reflect the remaining proceeds of a $122.6 million loan borrowed by IRET for the Magnum Portfolio acquisition:  approximately $89 million of these loan proceeds was used to repay existing indebtedness on the Magnum Portfolio, and approximately $31.6 million is being held by IRET to be used for commercial purposes.

Item 2.01        Completion of Acquisition or Disposition of Assets

Please see the disclosures under the Explanatory Note above and Item 9.01(b) below.

Item 9.01        Financial Statements and Exhibits

(a)                Not applicable

(b)               The Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 previously filed on November 6, 2006 under Item 9.01(b) of the 8-K/A Report is hereby withdrawn, and is replaced by the revised Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006 filed herewith and incorporated herein by reference.

(c)                Not applicable.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
(Registrant)

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President &
Chief Operating Officer

Dated:  November 13, 2006

INVESTORS REAL ESTATE TRUST
Unaudited Pro Forma Consolidated Balance Sheet as of July 31, 2006

(in thousands)	IRET Consolidated 7/31/06 Unaudited (a)	Magnum Portfolio Adjustments (b)	Other Acquisition Adjustments (c)	Pro Forma Consolidated
ASSETS
Real estate investments
Property owned	$1,282,157	$139,951	$14,675	$1,436,783
Less accumulated depreciation/amortization	(155,779)	0	0	(155,779)
	$1,126,378	$139,951	$14,675	$1,281,004
Undeveloped land	4,031	0	930	4,961
Mortgage loans receivable, net of allowance	416	0	0	416
Total real estate investments	$1,130,825	$139,951	$15,605	$1,286,381
Other assets
Cash and cash equivalents	$19,956	$31,590	$(1,689)	$49,857
Marketable securities-available-for-sale	1,549	0	0	1,549
Receivable arising from straight-lining of rents, net of allowance	9,701	0	0	9,701
Accounts receivable - net of allowance	2,810	3	0	2,813
Real estate deposits	1,646	0	(185)	1,461
Prepaid and other assets	1,875	111	15	2,001
Intangible assets, net of accumulated amortization	24,972	9,328	0	34,300
Tax, insurance, and other escrow	7,169	0	136	7,305
Property and equipment, net	1,485	0	0	1,485
Goodwill	1,441	0	0	1,441
Deferred charges and leasing costs - net	9,859	522	148	10,529
TOTAL ASSETS	$1,213,288	$181,505	$14,030	$1,408,823
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$21,225	$2,706	$19	$23,950
Notes payable	6,500	0	0	6,500
Mortgages payable	776,305	122,610	13,166	912,081
Investment certificates issued	1,764	0	0	1,764
Other debt	1,010	0	0	1,010
TOTAL LIABILITIES	$806,804	$125,316	$13,185	$945,305

MINORITY INTEREST IN PARTNERSHIPS	16,342	0	0	16,342
MINORITY INTEREST OF UNIT HOLDERS IN OPERATING PARTNERSHIP (13,631,359 units on July 31, 2006 and 13,685,522 units on April 30, 2006)	102,258	55,926	865	159,049
SHAREHOLDERS’ EQUITY
Preferred shares of beneficial interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2006 and April 30, 2006, aggregate liquidation preference of $28,750,000)	27,317	0	0	27,317

Common shares of beneficial interest (Unlimited authorization, no par value, 47,319,709 shares issued and outstanding at July 31, 2006, 46,915,352 shares issued and outstanding at April 30, 2006)	342,912	0	0	342,912
Accumulated distributions in excess of net income	$(82,302)	$263	$(20)	$(82,059)
Accumulated other comprehensive loss	(43)	0	0	(43)
TOTAL SHAREHOLDERS’ EQUITY	$287,884	$263	$(20)	$288,127
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,213,288	$181,505	$14,030	$1,408,823

(a)    The IRET historical balance sheet reflects the financial position of the Company as of July 31, 2006, as reported in the Company’s Form 10-Q filed September 11, 2006.

(b)   Represents the necessary adjustments to reflect the acquisition of the Magnum Portfolio on September 15, 2006, as if such acquisition had occurred on July 31, 2006.

(c)    Represents the necessary adjustments to reflect the acquisition of a real estate property (the Quarry Ridge apartment complex located in Rochester, MN), other than the Magnum Portfolio, that was acquired on September 21, 2006, as if such acquisition had occurred on July 31, 2006.

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